Exhibit 10.1
DYNEX CAPITAL, INC.
AMENDMENT NO. 8 TO
DISTRIBUTION AGREEMENT
January 27, 2026

BTIG, LLC 65 East 55th Street New York, NY 10022	J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179
Citizens JMP Securities, LLC 101 California Street Suite 1700 San Francisco, CA 94111	RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center, 8th Floor New York, NY 10281
UBS Securities LLC 11 Madison Avenue New York, NY 10010	Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th floor New York, NY 10019
Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, NY 10001	JonesTrading Institutional Services LLC 325 Hudson St., 6th Floor New York, NY 10013

Ladies and Gentlemen:
Reference is made to the Distribution Agreement, dated June 29, 2018, as amended on May 31, 2019, August 3, 2021, June 3, 2022, February 10, 2023, October 29, 2024, May 1, 2025 and July 29, 2025 (the “Distribution Agreement”), by and among Dynex Capital, Inc., a Virginia corporation (the “Company”), J.P. Morgan Securities LLC, Citizens JMP Securities, LLC, JonesTrading Institutional Services LLC, BTIG, LLC, Janney Montgomery Scott LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, with the exception of Janney Montgomery Scott LLC, the “Agents”), pursuant to which the Company agreed, in its sole discretion, to issue and sell, from time to time, through the Agents, as agent and/or principal, up to an aggregate of 161,292,973 shares of common stock, par value $0.01 per share, of the Company. All capitalized terms used in this Amendment No. 8 to Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. The Company and the Agents hereby agree to amend the Distribution Agreement as set forth in this Amendment as follows:
A.    Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:
1.     The definition of “Maximum Number” in the first sentence of the Distribution Agreement is hereby amended to read as follows: “221,292,973 shares”.

2.    Pursuant to that certain termination notice delivered by Janney Montgomery Scott LLC to the Company on January 27, 2026, Janney Montgomery Scott LLC is no longer a party to the Distribution Agreement as of such date and, accordingly, all references to Janney Montgomery Scott LLC shall be removed from the Distribution Agreement.
3.    Section 3(ii) is removed and replaced in its entirety with the below:
    “(ii) Neither the Company nor any of its directors, officers, Subsidiaries, nor, to the knowledge of the Company, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), neither the Company nor any of its Subsidiaries is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions in a manner that violates those applicable Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.”
B.    Supplement. The Company shall file a supplement to the Prospectus Supplement pursuant to Rule 424(b) of the Act reflecting the terms of this Amendment within two business days of the date hereof.
C.    No Other Amendments; References to Distribution Agreement. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect. All references to the Distribution Agreement in the Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Distribution Agreement as amended by this Amendment.
E.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the
2

same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
F.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.
[Remainder of page intentionally left blank.]

3

If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 8 to Distribution Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours, DYNEX CAPITAL, INC. By: /s/ Robert S. Colligan Name: Robert S. Colligan Title: Chief Financial Officer

Accepted and agreed to as of the date first above written: BTIG, LLC By: /s/ Tosh Chandra Name: Tosh Chandra Title: Managing Director

Accepted and agreed to as of the date first above written:

CITIZENS JMP SECURITIES, LLC
By: /s/ Mark Timperman
Name: Mark Timperman
Title: Managing Director

Accepted and agreed to as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Edward B. Conway
Name: Edward B. Conway
Title: Managing Director

Accepted and agreed to as of the date first above written:

JONESTRADING INSTITUTIONAL SERVICES LLC
By: /s/ Burke Cook
Name: Burke Cook
Title: General Counsel & Secretary

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC
By: /s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

Accepted and agreed to as of the date first above written:

RBC CAPITAL MARKETS, LLC
By: /s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

Accepted and agreed to as of the date first above written:

UBS SECURITIES LLC

By: /s/ Jessie O'Neill
Name: Jessie O'Neill
Title: Executive Director

UBS SECURITIES LLC

By: /s/ Charles Heaney
Name: Charles Heaney
Title: Director

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC
By: /s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director